UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2024

WORLDS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-284115	22-1848316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Royal Road, Brookline, Massachusetts	02445
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(617) 725-8900

Securities registered or to be registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 14, 2024, Mr. Jordan Freeman was appointed to the Company’s Board of Directors. Mr. Freeman was not a party to any material transactions with the Company, nor does he have any family relationship (as defined in Item 401 to Regulation S-K) with any director or executive officer of the Company.

Mr. Freeman, age 32, is an entrepreneur who has founded, and is the CEO of, numerous enterprises in the gaming area including Jordan Freeman Group, LLC, ZOOM Platform, LLC, ZOOM Platform Productions, LLC and Wanderful, LLC.

We expect that Mr. Freeman will play a key role in the development and licensing of retro games for Worlds to market on the Worlds Platform. Mr. Freeman will receive the standard compensation provided to non-employee directors. The Company and Mr. Freeman are exploring possible collaborative efforts and should discussions result in a definitive agreement, it will be subject to independent director review and approval.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDS INC.

	By:	/s/ Thom Kidrin
Thom Kidrin, President
May 14, 2024